Exhibit 23, Form 11-K

Kansas City Life Insurance Company

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Kansas City Life Insurance Company:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-37865, No. 333-82933, No. 33-91194, No. 333-77417, No. 333-43391, No. 33-59256, No. 333-73106 and No. 333-73092) of Kansas City Life Insurance Company of our report, dated June 25, 2007, relating to the financial statements and supplemental schedules of Kansas City Life Insurance Savings and Profit Sharing Plan, which report appears in the December 31, 2006 annual report on Form 11-K of Kansas City Life Insurance Company. Our report dated June 25, 2007 on the financial statements and supplemental schedules contains an explanatory paragraph that states as discussed in note 2 to the financial statements and supplemental schedules the Plan adopted Financial Accounting Standards Board (FASB) Staff Position FSP AAG INV-1 and Statement of Position No. 94-4-1, Reporting of Fully Benefit-Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare and Pension Plans, effective January 1, 2006.

/s/KPMG LLP

KPMG LLP

Kansas City, Missouri

June 25, 2007